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                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in (i) the Registration Statement on Form S-8 of U.S. Trust Corporation (Registration No. 33-63899) pertaining to the 1995 Stock Option Plan of U.S. Trust Corporation, (ii) the Registration Statement on Form S-8 of U.S. Trust Corporation (Registration No. 33-62371) pertaining to the 401(k) Plan and ESOP of United States Trust Company of New York and Affiliated Companies and (iii) the Registration Statement on Form S-3 of U.S. Trust Corporation (Registration No. 333-16607) pertaining to the resale of 275,476 shares by certain selling shareholders, of our report dated January 21, 1998, on our audits of the consolidated financial statements of U.S. Trust Corporation and Subsidiaries as of December 31, 1997 and 1996 and, for each of the three years in the period ended December 31, 1997, which report is included in the Annual Report on Form 10-K.





                                          Coopers & Lybrand L.L.P.



New York, New York
March 11, 1998